Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts: Pete Clemens Executive VP and CFO Surgical Care Affiliates (205) 307-5250 peter.clemens@scasurgery.com	Leslie Wachsman Vice President, Finance Surgical Care Affiliates (847) 267-9823 leslie.wachsman@scasurgery.com

SURGICAL CARE AFFILIATES, INC. ANNOUNCES NEW CHIEF FINANCIAL OFFICER

DEERFIELD, IL – April 17, 2015 - Surgical Care Affiliates, Inc. (“SCA”; NASDAQ: SCAI) announced today that Tom De Weerdt will join SCA as Executive Vice President and Chief Financial Officer, effective May 19, 2015. Mr. De Weerdt currently serves as Corporate Controller of Mead Johnson Nutrition, a $4 billion revenue publicly traded pediatric nutrition company, prior to which he held multiple leadership roles at Whirlpool Corporation, a $20 billion revenue household appliances company, including as Chief Financial Officer of Whirlpool Europe, Middle East and Africa. Pete Clemens, SCA’s current Chief Financial Officer, announced his planned retirement earlier this year and will continue to serve SCA as Senior Advisor.

“We are excited that Tom is joining the SCA team,” said Andrew Hayek, President and Chief Executive Officer of SCA. “Tom brings a great depth of experience in a variety of financial leadership roles with highly scaled and complex organizations, and we look forward to Tom’s leadership as we continue to grow. We are also very grateful to Pete for his leadership and dedication, and we look forward to working with Pete in his Senior Advisor role.”

“Tom will be a great addition to the SCA team, and we are planning for a smooth transition,” said Mr. Clemens, who plans to continue to serve as Senior Advisor to SCA through April 2017.

“It is an honor to join the SCA team and I am looking forward to getting started,” said Mr. De Weerdt. “In spending time with SCA’s leadership, I was drawn by the values and the culture of SCA and by the opportunity to make a positive impact on our healthcare system – improving both the quality of patient care and reducing the total cost of care. I look forward to working with our teammates, our physicians, and our strategic partners to ensure that we continue to provide both outstanding value and growth.”

Mr. De Weerdt’s prior roles include serving as Chief Financial Officer of Whirlpool Europe, Middle East, and Africa, Vice President of Finance for Whirlpool International, and Vice President of Financial Development for Whirlpool Corporation, a position in which he led the global mergers and acquisitions team. Mr. De Weerdt holds a Masters in Commercial Engineering and Marketing from Katholieke Universiteit Leuven in Belgium, a Masters in Applied Information Technology from Vlekho Business School in Belgium, and an MBA from the University of Chicago. He is also a Certified Public Accountant.

About Surgical Care Affiliates, Inc.

SCA partners with physicians, health systems and payers to develop and implement surgery strategies across the country. As of December 31, 2014, SCA operated 186 surgical facilities - including ambulatory surgery centers, surgical hospitals and one sleep center - in partnership with approximately 2,000 physicians and in affiliation with 42 health systems across the country. SCA’s clinical systems, service line growth strategies, benchmarking processes and efficiency programs create measurable advantage for surgical facilities - clinically, operationally and financially. For more information on SCA, visit www.scasurgery.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “believes,” “anticipates,” “expects,” “continues,” “will,” “may,” “should,” “estimates,” “intends,” “plans” and similar expressions. Such forward-looking statements are subject to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in SCA’s Annual Report on Form 10-K for the year ended December 31, 2014 and described in any subsequent reports SCA has filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in SCA’s filings with the SEC. You should not rely upon forward-looking statements as predictions of future events. SCA undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In that respect, SCA cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.